Exhibit 3.52

ZURN CONSTRUCTORS, INC.

(a California corporation)

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BY-LAWS

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ARTICLE I – CORPORATE OFFICES

The principle executive office of Advanco Constructors, Inc., (the “Corporation”) shall be at 1500 West Ninth Street, Upland, California. The Corporation may also have offices at such other places, within or outside the state of California, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II – SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, California.”

ARTICLE III – SHAREHOLDERS’ MEETINGS

1. PLACE OF MEETINGS.

All meetings of the shareholders shall be held at the principal office of the Corporation or at such other place or places, either within or without the state of California, as the Board of Directors may from time to time designate.

2. ANNUAL MEETING.

The annual meeting of the shareholders of the Corporation shall be held on the third Tuesday of March in each year, or on such other date within four (4) months after the end of the fiscal year as the Board of Directors may be resolution determine, at 11:00 A.M., Pacific, when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six (6) months after the designated time, any shareholder may call such meeting.

3. QUORUM.

A shareholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person, or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum. The shareholders present at a duly organized meeting cap continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as may be directed by the shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

Meetings of the shareholders shall be presided over by the Chairman of the Board, or in his absence, the President, or if none of the foregoing is in office and present and acting, by a chairman chosen by the shareholders. The Secretary of the corporation, or in his absence, the Assistant Secretary, shall act as secretary of every meeting, but, if neither is present, the Chairman shall appoint a secretary of the meeting.

4. VOTING.

At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact, and filed with the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution.

If a quorum is present, the affirmative vote of a majority of the shares of stock represented and voting at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

In all elections for directors, every shareholder complying with section 708 (b) of the California Corporations Code and entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s share are normally entitled, or to distribute the votes on the same principle among as many candidates as he may see fit. As provided in section 708 (b) of the California Corporation Code, no shareholder shall be entitled to cumulate votes for any candidate for the office of director unless such candidates’ name have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes.

Upon demand made by a shareholder at any election of directors before the voting begins, the election shall be by ballot. No share shall be voted at any meeting upon which any installment is due and unpaid. The registered list of shareholders certified by the Transfer Agent of the Corporation or by its Secretary shall be evidence of the right of all persons or entities named therein to vote.

5. NOTICE OF MEETING.

Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the corporation, at least ten (10) days prior to the meeting, and shall state the time, place and, in the case of a special meeting, the general nature of the business to be transacted, or in the case of the annual meeting, the general nature of the business and matters which the directors intend to present to the shareholders.

6. JUDGES OF ELECTION.

In advance of any meeting of shareholders, the Board of Directors, may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one (l) or three (3) judges are to be appointed. On request of the Chairman of the meeting, or of any shareholder or his proxy, the judge(s) shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

7. SPECIAL MEETINGS.

Special meetings of the shareholders may be called at any time by the President, or the Board of Directors, or the holders of not less than one-fifth (1/5) of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held, not less than ten (10) nor more than sixty (60) days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote consent thereto.

Written notice of a special meeting of the shareholders, stating the time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat at least five (5) days before such meeting, unless a greater period of notice is required by statute in a particular case.

8. CERTIFIED LIST OF SHAREHOLDERS.

The Secretary or Transfer Agent of the Corporation shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meting, arranged in alphabetical order with the address of and the number of shares held by each. The list shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours, and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

9. ACTIONS BY CONSENT.

The transaction of any meeting, however called or noticed, and wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the shareholders, or his proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the California Corporation Code to be included in the notice if such objection is expressly made at the meeting.

ARTICLE IV – DIRECTORS

1. BOARD OF DIRECTORS.

The business and affairs of the Corporation shall be managed by a Board of Directors, consisting of five (5) directors. Directors shall be natural persons of full age and need not be residents of the State of California or shareholders in the Corporation. They shall be elected by the shareholders, at the annual meeting of the shareholders of the Corporation, and each director shall be elected for the term of at least one (1) year, and until his successor shall be elected and shall qualify.

2. POWERS.

In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not be statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

3. MEETINGS OF THE BOARD.

The meetings of the Board of Directors may be held at such place within the State of California, or elsewhere, as a majority of the directors may from time to time designate, or as may be designated in the notice calling the meeting.

Each newly elected Board of Directors may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall he necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

Regular meetings of the Board shall be held without notice at the principle executive office of the Corporation, or at such other time and place as shall be determined by the Board.

4. SPECIAL MEETINGS.

Special meetings of the Board of Directors may be called by the President on forty-eight (48) hours notice to each director, either personally or by mail or telegram. Special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of two (2) or more directors.

5. QUORUM.

A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

6. VACANCIES.

Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

7. COMPENSATION OF DIRECTORS.

Directors shall be compensated either by a stated annual salary or by a fixed sum and expenses for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

8. NATIONAL CATASTROPHE.

Notwithstanding any other provisions of law, the Articles or these By-Laws, during any emergency period following a national catastrophe, a majority of the surviving members (or the sole survivor) of the Board of Directors who have not been rendered incapable of acting because of incapacity or the difficulty of communication or transportation to the place of meeting shall constitute a quorum for the sole purpose of electing directors to fill such emergency vacancies; and a majority of the directors present at such meeting may act to fill such vacancies. Directors so elected shall serve until such absent directors are able to attend meetings or until the shareholders act to elect directors for such purpose. During such an emergency period, if the Board is unable to or fails to meet, any action appropriate to the circumstances may be taken by such officers of the Corporation as may be present and able to do so.

9. PRESUMPTION OF ASSENT.

Minutes of each meeting of the Board shall be made available to each director at or before the next succeeding regular meeting. Every director shall be presumed to have assented to such minutes unless his objection thereto shall be made to the Secretary within ten (10) days after such regular meeting.

10. RESIGNATIONS.

Any director may resign by submitting to the President his resignation, which (unless otherwise specified therein) need not be accepted to make it effective and it shall be effective immediately upon its receipt by such officer.

11. REMOVAL OF DIRECTORS.

The entire Board of Directors or any individual director may be removed from office at any time without assigning any cause, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election, given at a special meeting of the shareholders called for that purpose. Unless the entire Board be removed, not more than one (1) director at a time may be removed by any one (1) vote of shareholders; and no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal which if cumulatively voted at an annual election of the full Board would be sufficient to elect at least one (1) director.

12. COMMITTEES.

Standing or temporary committees consisting of two (2) or more directors may be appointed from its own number by the Board of Directors from time to time, and the Board may from time to time invest committees with such powers, subject to such conditions, as it may see fit. An Executive Committee may be appointed by resolution adopted by a majority of the full Board and it shall have all the powers and exercise all the authority of the Board in the management of the business of the Corporation except as specifically limited by the Board. All committees so appointed shall keep such records of the transaction of their meetings as the Board shall direct. Any action taken by any committee, except the Executive Committee, shall be subject to alteration or revocation by the Board of Directors; provided however, that third parties shall not he prejudiced by such alteration or revocation.

13. INFORMAL ACTION.

The transaction of any meeting of the Board of Directors, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

14. WRITTEN ACTION.

Any action required or permitted to be taken may be taken without a meeting if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Any such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

ARTICLE V OFFICERS

1. The executive officers of the Corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Vice President and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary. It shall not be necessary for the officers to be directors.

The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

The officers of the Corporation shall be elected annually by the Board of Directors, and shall hold office for one (1) year and until their successors are chosen and have qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the Corporation will be served thereby.

2. PRESIDENT.

The President shall be the chief executive officer of the Corporation. He shall preside at all meetings of the shareholders and directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific power, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation. He shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation. He shall be ex officio a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

3. SECRETARY.

The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as secretary thereof, record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.

4. TREASURER.

The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

5. VACANCIES.

If the office of any officer or agent becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

6. DELEGATION OF DUTIES.

In case of the absence of any officer of the Corporation, or for any other reason which the Board may deem sufficient, the Board of Directors may delegate for the time being the powers and duties, or any of them, of such officer to any other officer or director or other person whom it may select.

ARTICLE VI – ACTION BY CONSENT

1. CONSENT.

Any action which may be taken at a meeting of the shareholders, or at a meeting of the directors or members of the Executive Committee, may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the directors or the members of the Executive Committee, as the case may be, and shall be filed with the Secretary of the Corporation.

2. TELEPHONE COMMUNICATIONS.

One or directors or shareholders may participate in a meeting of the Board of Directors or a committee of the Board or of the the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance at the meeting.

ARTICLE VII – CORPORATE RECORDS

1. RECORDS REQUIRED.

There shall be kept at the principle executive office of the Corporation an original or duplicate copy of the minutes of the shareholders and of the directors, and the original or a copy of the Corporation’s By-Laws, including all amendments or alterations thereof to date, certified by the Secretary of the Corporation. An original or duplicate share transfer book shall also be kept at the registered office, or at the office of a transfer agent or registrar within this Commonwealth, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

2. INSPECTION.

Every shareholder shall have a right to examine, in person or by his agent or attorney, at any reasonable time or times for any reasonable purpose, the share transfer book, books or records of account, and records of the proceedings of the shareholders and directors, and make extracts therefrom.

ARTICLE VIII – SHARES

1. CERTIFICATES.

The share certificates of the Corporation shall be numbered and registered in the share transfer books of the Corporation, as they are issued. They shall be signed by the President and Secretary or Treasurer (in facsimile or otherwise, as permitted by law) and shall bear the corporate seal.

2. TRANSFERS OF SHARES.

Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, duly endorsed, with signature or signatures guaranteed by a bank or stockbroker. No transfer shall be made inconsistent with the provisions of Article 8 of the Uniform Code approved April 6, 1953 (Act No. 1), as amended and supplemented.

3. CLOSING SHARE TRANSFER ROOKS OR FIXING RECORD DATE.

The Board of Directors may fix a time, not more than fifty (50) days prior to the date of any meeting of shareholders, or the date fixed for payment of any dividend or distribution, or the date fixed for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such divided or distribution or to receive any such allotment or rights, or to exercise the rights n respect to any change, conversion, or exchange of shares. In such cases, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such divided, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the share transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of and vote at a shareholders’ meting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of and vote at such meeting.

4. LOST CERTIFICATES.

Any person claiming the loss, theft, destruction or mutilation of a share certificate may have a new certificate issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

5. SHARES OF OTHER CORPORATIONS.

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the President, or any Vice-President or other person authorized by resolution of the Board of Directors.

ARTICLE IX – CORPORATE FINANCE

1. DIVIDENDS.

Subject to the provisions of the statutes and the Articles of Incorporation, the Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as it deems advisable.

2. RESERVES.

Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

3. FINANCIAL REPORTS TO SHAREHOLDERS.

The Board of Directors shall have discetion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether they shall be audited or accompanied by the report of an independent or certified public accountant.

4. CHECKS.

All checks, demands for money or notes of the corporation shall be signed by the officer or officers as the Board of Directors may from time to time designate.

5. FISCAL YEAR.

The fiscal year of the corporation shall be fixed by the Board of Directors.

ARTICLE X – INDEMNIFICATION OF OFFICERS,

DIRECTORS AND EMPLOYEES

1. INDEMNIFICATION.

The Corporation shall reimburse or indemnify each director, officer and employee of the Corporation (and of any other corporation which he served at the request of the Corporation) for or against all liabilities and expenses reasonably incurred by or imposed upon him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the name of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative (hereinafter called “action”), in which he may become involved as a party or otherwise by reason of his being or having been such director, officer or employee or by reason of any action taken or not taken in such capacity, whether or not he continues to be such at the time such liabilities or expenses are incurred and whether or not such action or omission to act occurred before or after the adoption of this By-Law, provided that (i) in respect of any action by or in the right of the Corporation or such other corporation, such person was not grossly negligent or guilty of misconduct to the Corporation or such other corporation, and (ii) in respect of all other actions such person acted in good faith in what he reasonably believed to be in the best interests of this Corporation or such other corporation, and in addition in any criminal action had no reasonable cause to believe that his conduct was unlawful.

As used in this By-Law, the term “liabilities and expenses” shall include but not be limited to counsel fees and expenses and amounts of judgments, fines or penalties against and amounts paid in settlement by, a director, officer or employee.

2. NON-EXCLUSIVITY.

The foregoing right of indemnification shall not be exclusive of other rights to which any such person may otherwise be entitled.

3. CALIFORNIA INDEMNIFICATION STATUTES.

All rights of indemnification authorized by the section 317 of the California General Corporation Law or other applicable statutes, as from time to time amended, are hereby granted to the foregoing persons in addition to, and not in derogation of, the other provisions of this Article. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

4. SURVIVAL.

All rights of indemnification set forth herein, in the event of the death of the person involved, shall extend to the legal representatives of his estate and to his heirs and beneficiaries.

ARTICLE XI – MISCELLANEOUS PROVISIONS

1. NOTICES.

Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram or telex, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegram or telex, it shall be deemed to have been given to the person entitled theeto when deposited in the United States mail or when transmitted to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

Any shareholder or director may waive in writing and at any time, any notice required to be given under the By-Laws. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the express purpose of such attendance is to object to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE XII – AMENDMENTS

Except as otherwise specified in the Articles or these By-Laws, these By-Laws may be altered, amended and repealed, and new By-Laws may be adopted, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to case, or by the vote of a majority of the full Board of Directors of the Corporation; provided however, that the Board of Directors shall have no power to alter any By-Law which fixes or changes the authorized number of directors of the corporation; and provided also that the exercise of power by the Board of Directors shall be subject to the authority of the shareholders to amend or revise such By-Laws. In each case, notice of the specific change proposed to be made must be given to the shareholders or to the directors, as the case may be, but in the case of a unanimous vote such notice shall be deemed to be waived.

BYLAWS AMENDMENT

ZURN CONSTRUCTORS, INC.

DATE: MARCH 21,1995

Article III, Section 2:

The annual meeting of the stockholders for the election of Directors, and transaction of such other business as may properly come before the meeting, shall be held on the first Friday of August in each year.